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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 2001




                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                         1-15343                    73-1462856
(State or other                   (Commission              (I.R.S. Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)



 One Williams Center, Tulsa, Oklahoma                            74172
(Address of principal executive offices                        (Zip Code)




        Registrant's telephone number, including area code: 918-573-2000




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

         On March 31, 2001, Williams Communications Group, Inc. (the "Registrant") closed the previously announced transaction selling its Houston-based enterprise services business unit, Williams Communications Solutions, ("Solutions") to Platinum Equity. Platinum Equity acquired Solutions' operations in the United States and Mexico as well as the Canadian professional services operations of Solutions for approximately $100 million in cash and an interest-bearing $75 million promissory note payable over 18 months. A subsidiary of the Registrant has also entered into a collection agreement in which Platinum Equity will pursue the collection of certain identified accounts receivable totaling approximately $200 million. Subject to a collection fee, Platinum Equity will remit the proceeds collected to a subsidiary of the Registrant while that subsidiary retains the collection risk.

Item 5.  Other Events.

         On March 30, 2001, the Registrant announced that it will be spun off by its parent company, The Williams Companies, Inc ("Williams") in a tax-free distribution on April 23, 2001. Williams has notified the Registrant of its intent to convert the shares of the Registrant's Class B Common Stock it holds to shares of Class A Common Stock prior to the spin-off so that the shares to be distributed will be shares of the Registrant's Class A Common Stock.

         On March 29, 2001, the Registrant announced the successful private placement of $1.4 billion in structured notes due 2004. The notes were issued through WCG Note Trust, a special purpose subsidiary of Registrant. Williams provided indirect credit support for the transaction through a commitment to issue Williams' equity in the event of Registrant's default. The proceeds will be used for capital spending on telecommunications assets. Registrant has also reduced the previously announced commitment of Citicorp USA, Inc. and Lehman Commercial Paper Inc. to underwrite an add-on to the company's existing senior credit facilities to $750 million, which would bring the total size of the company's senior credit facilities to $1.8 billion.

         On March 27, the Registrant announced that one of its subsidiaries had signed a contract with TELUS to sell its Canadian enterprise services business unit, Williams Communications Canada. The transaction is expected to close on May 31, 2001, subject to regulatory approval.

Item 7.  Financial Statements and Exhibits.

         The Registrant files the following exhibits as part of this report:

                  Exhibit 99.1. Copy of Registrant's press release, dated March 29, 2001, publicly announcing the Registrant's private placement of $1.4 billion in structured notes as reported herein.

                  Exhibit 99.2: Copy of the Registrant's press release, dated March 27, 2001, publicly announcing the agreement to sell the Registrant's Canadian enterprise services business unit as reported herein.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WILLIAMS COMMUNICATIONS GROUP, INC.



                                   /s/ SHAWNA L. GEHRES
Date: April 3, 2001                ---------------------------------------------
                                   Name:    Shawna L. Gehres
                                   Title:   Assistant Corporate Secretary


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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

99.1: Copy of Registrant's press release, dated March 29, 2001, publicly announcing the Registrant's private placement of $1.4 billion in structured notes as reported herein.

99.2: Copy of the Registrant's press release, dated March 27, 2001, publicly announcing the agreement to sell the Registrant's
               Canadian enterprise services business unit as reported herein.